UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2021

Commission file number 001-16111

Global Payments Inc.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3550 Lenox Road, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 829-8000

None

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, no par value	GPN	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 22, 2021, Global Payments Inc. (the “Company”) completed the previously announced offering (the “Offering”) of $500 million aggregate principal amount of the Company’s 1.500% Senior Notes due 2024 (the “2024 Notes”), $750 million aggregate principal amount of the Company’s 2.150% Senior Notes due 2027 (the “2027 Notes”) and $750 million aggregate principal amount of the Company’s 2.900% Senior Notes due 2031 (the “2031 Notes,” together with the 2024 Notes and 2027 Notes, the “Notes”). The Company intends to use the net proceeds from the Offering to repay in full outstanding indebtedness on its unsecured revolving credit facility and to use the remaining net proceeds for general corporate purposes.

In connection with the issuance of the Notes, the Company entered into Supplemental Indenture No. 4, dated November 22, 2021 (the “Fourth Supplemental Indenture”), between the Company, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”), which supplemented the Indenture, dated August 14, 2019 (the “Base Indenture” and, together with the Fourth Supplemental Indenture, the “Indenture”), between the Company and the Trustee.

The 2024 Notes will bear interest at 1.500% per year, the 2027 Notes will bear interest at 2.150% per year and the 2031 Notes will bear interest at 2.900% per year. Interest on the notes will be payable semi-annually on each of May 15 and November 15 with respect to the 2024 Notes and the 2031 Notes, and January 15 and July 15 with respect to the 2027 Notes, beginning on May 15, 2022 with respect to the 2024 Notes and 2031 Notes, and July 15, 2022 with respect to the 2027 Notes, until the principal amount has been paid or made available for payment, to holders of notes at the close of business on May 1 or November 1 with respect to the 2024 Notes and the 2031 Notes and January 1 or July 1 with respect to the 2027 Notes, as the case may be, immediately preceding the applicable interest payment date.

The 2024 Notes will mature on November 15, 2024, the 2027 Notes will mature on January 15, 2027, and the 2031 Notes will mature on November 15, 2031, in each case, unless earlier redeemed or repurchased by the Company. The Notes are the Company’s unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of the Company’s future unsecured and unsubordinated indebtedness from time to time outstanding.

At any time prior to October 15, 2024 with respect to the 2024 Notes, December 15, 2026 with respect to the 2027 Notes, and August 15, 2031 with respect to the 2031 Notes (each an “Applicable Par Call Date”), the Company may, at its option, redeem the Notes, in whole or in part, at any time and from time to time, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 10 basis points in the case of the 2024 Notes, 15 basis points in the case of the 2027 Notes and 20 basis points in the case of the 2031 Notes, plus accrued and unpaid interest thereon to, but excluding, the redemption date. If the Notes are redeemed by the Company at its option, in whole or in part, on or after the Applicable Par Call Date, the redemption price will be equal to 100% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

If a Change of Control Repurchase Event (as defined in the Indenture) occurs, unless the Company has exercised its right to redeem all of the Notes on or prior to the date that is 30 days following such Change of Control Repurchase Event, each holder will have the right to require the Company to repurchase all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date); provided, that after giving effect to the repurchase, any Notes that remain outstanding will have a denomination of $2,000 or integral multiples of $1,000 in excess thereof.

The Indenture provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared immediately due and payable, as well as certain covenants, which are subject to a number of important exceptions and qualifications. Solely with respect to the Notes, the Indenture includes a covenant that limits the Company’s ability to, subject to exceptions, incur, issue, permit to exist, assume or guarantee any indebtedness for borrowed money if such indebtedness or any guarantee is or becomes secured by a lien on any of the Company’s principal properties, whether now owned or acquired in the future, without effectively providing that the Notes will be secured equally and ratably with (or prior to) such indebtedness. However, as of the date of this Current Report on Form 8-K (this “Report”), neither the Company nor any of its subsidiaries has any property that constitutes a principal property under the Indenture.

The foregoing description is a summary of terms of the Indenture and the Notes and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Base Indenture and the Fourth Supplemental Indenture, which are included as Exhibits 4.1 and 4.2, respectively, to this Report and incorporated by reference herein.

The Notes were registered with the Securities and Exchange Commission (the “SEC”) pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-232933) (as the same may be amended or supplemented, the “Registration Statement”), which automatically became effective upon filing with the SEC on August 1, 2019, under the Securities Act of 1933, as amended (the “Securities Act”). The material terms of the Notes are described in the Company’s final prospectus supplement, dated November 16, 2021, and filed with the SEC on November 18, 2021, pursuant to Rule 424(b)(5) of the Securities Act, which relates to the offer and sale of the Notes and supplements the Company’s prospectus, dated August 1, 2019, contained in the Registration Statement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Report is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of August 14, 2019, between Global Payments Inc. and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.1 to Global Payments Inc.’s Current Report on Form 8-K filed on August 14, 2019.

4.2	Supplemental Indenture No. 4, dated as of November 22, 2021, between Global Payments Inc. and U.S. Bank National Association, as trustee.

4.3	Form of Global Note representing the Notes (included in Exhibit 4.2).

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date: November 22, 2021	By:	/s/ Paul M. Todd
Paul M. Todd
Senior Executive Vice President and Chief Financial Officer